SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AlphaSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0298384
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

973 University Avenue, Los Gatos, California 95032

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates (if applicable):

333-109267

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value per share

Item 1.	Description of Registrant’s Securities to be Registered

The description of the securities to be registered by AlphaSmart, Inc., a Delaware corporation (the “Registrant”), is hereby incorporated by reference from the section entitled “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-109267), as originally filed or subsequently amended (the “Registration Statement”), which Registration Statement was originally filed with the Securities and Exchange Commission (“Commission”) on September 30, 2003, and in the prospectus included in the Registration Statement, which description will be included in the prospectus to the Registration Statement to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.	Exhibits

The following exhibits are filed as a part of this registration statement:

2.1(1)	Certificate of Incorporation in effect prior to effecting a two-for-three reverse split of the common stock and redeemable convertible preferred stock.

2.2(2)	Amended and restated certificate of incorporation in effect prior to the completion of the Registrant’s initial public offering.

2.3(3)	Amended and restated certificate of incorporation to be effective upon completion of the Registrant’s initial public offering.

2.4(4)	Certificate of amendment filed in Delaware on February 2, 2004.

2.4(5)	Bylaws, as currently in effect.

2.5(6)	Bylaws, to be in effect after offering.

2.6(7)	Form of specimen stock certificate.

2.7(8)	Amended and Restated Investors’ Rights Agreement dated July 9, 2003.

(1)	Incorporated by reference from Exhibit 3.1 to the Registration Statement.
(2)	Incorporated by reference from Exhibit 3.3 to the Registration Statement.
(3)	Incorporated by reference from Exhibit 3.4 to the Registration Statement.
(4)	Incorporated by reference from Exhibit 3.6 to the Registration Statement.
(5)	Incorporated by reference from Exhibit 3.2 to the Registration Statement.
(6)	Incorporated by reference from Exhibit 3.5 to the Registration Statement.
(7)	Incorporated by reference from Exhibit 4.1 to the Registration Statement.
(8)	Incorporated by reference from Exhibit 10.16 to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date February 2, 2004	ALPHASMART, INC.

	By:	/s/ Manish D. Kothari

Manish D. Kothari President

EXHIBIT INDEX

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description

2.1(1)	Certificate of Incorporation in effect prior to effecting a two-for-three reverse split of the common stock and redeemable convertible preferred stock.

2.2(2)	Amended and restated certificate of incorporation in effect prior to the completion of the Registrant’s initial public offering.

2.3(3)	Amended and restated certificate of incorporation to be effective upon completion of the Registrant’s initial public offering.

2.4(4)	Certificate of amendment filed in Delaware on February 2, 2004.

2.5(5)	Bylaws, as currently in effect.

2.6(6)	Bylaws, to be in effect after offering.

2.7(7)	Form of specimen stock certificate.

2.8(8)	Amended and Restated Investors’ Rights Agreement dated July 9, 2003.

(1)	Incorporated by reference from Exhibit 3.1 to the Registration Statement.
(2)	Incorporated by reference from Exhibit 3.3 to the Registration Statement.
(3)	Incorporated by reference from Exhibit 3.4 to the Registration Statement.
(4)	Incorporated by reference from Exhibit 3.6 to the Registration Statement.
(5)	Incorporated by reference from Exhibit 3.2 to the Registration Statement.
(6)	Incorporated by reference from Exhibit 3.5 to the Registration Statement.
(7)	Incorporated by reference from Exhibit 4.1 to the Registration Statement.
(8)	Incorporated by reference from Exhibit 10.16 to the Registration Statement.